Exhibit 10.5

BRIGHT HEALTH INC.

OPTION GRANT NOTICE

2016 STOCK INCENTIVE PLAN

Bright Health Inc., a Delaware corporation (the “Company”), pursuant to its 2016 Stock Incentive Plan (the “Plan”), hereby grants to the Optionee an option to purchase the number of shares of the Company’s Common Stock, par value $0.0001 (the “Common Stock”), set forth below (the “Option”). The Option is subject to all of the terms and conditions as set forth herein and in the Option Agreement attached hereto and the Plan.

Optionee:
Date of Grant:
Number of Option Shares:
Exercise Price per Share:
Expiration Date:
Type of Grant:	☐ Incentive Stock Option ☐ Non-Statutory Stock Option
Exercise and Vesting Schedule:

The undersigned Optionee acknowledges that he or she has received a copy of this Grant Notice, the Option Agreement and the Plan. As an express condition to the grant of the Option hereunder, the Optionee agrees to be bound by the terms of this Grant Notice, the Option Agreement and the Plan. The undersigned Optionee further acknowledges that as of the Date of Grant, this Grant Notice, the Option Agreement and the Plan set forth the entire understanding between the Optionee and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to the Optionee under the Plan, and (ii) any agreements noted in an attachment to this Grant Notice.

BRIGHT HEALTH INC.	OPTIONEE

By:
Signature	Signature

Title:	Date:

Date:	Address:

OPTION AGREEMENT

UNDER THE

BRIGHT HEALTH INC. 2016 STOCK INCENTIVE PLAN

Pursuant to the Grant Notice (the “Grant Notice”), and subject to the terms of this Option Agreement and the Bright Health Inc. 2016 Stock Incentive Plan (the “Plan”), Bright Health Inc., a Delaware corporation (the “Company”), and the Optionee agree as follows. Capitalized terms not otherwise defined in this Agreement or in the Grant Notice will have the same meanings as set forth in the Plan.

1.             Grant of Option. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Optionee the Option to purchase up to the number of shares of Common Stock provided in the Grant Notice (the “Option Shares”), at an exercise price per share as provided in the Grant Notice.

2.             Termination of Service. Subject to the limitations contained herein and in the Plan: (a) if the Optionee’s Service is terminated by reason of death, Disability or Retirement, then this Option will, to the extent exercisable as of the date of such termination, remain exercisable in full for a period of six (6) months after the date of such termination (but in no event after the expiration date of this Option, as set forth in the Grant Notice (the “Expiration Date”)); and (b) if the Optionee’s Service is terminated for any reason other than death, Disability or Retirement, then this Option will, to the extent exercisable as of the date of such termination, remain exercisable in full for a period of ninety (90) days after the date of such termination (but in no event after the Expiration Date).

3.             Forfeiture Events. If the Optionee is determined by the Committee, acting in its sole discretion, to have taken any action that would constitute Cause or an Adverse Action, irrespective of whether such action or the Committee’s determination occurs before or after termination of the Optionee’s Service and irrespective of whether or not the Optionee was terminated for Cause: (a) all rights of the Optionee under this Agreement and the Plan will terminate and be forfeited without notice of any kind; and (b) the Committee in its sole discretion may require the Optionee to surrender and return to the Company all or any shares of Common Stock received, or to disgorge all or any profits or any other economic value (however defined by the Committee) made or realized by the Optionee, during the period beginning one year prior to the Optionee’s termination of Service in connection with this Option or any shares of Common Stock issued upon the exercise of this Option.

4.             Method of Exercise; Withholding.

(a)            Notice. This Option may be exercised by the Optionee in whole or in part from time to time, subject to the conditions contained in the Plan and in this Agreement, by delivery, in person, by facsimile or electronic transmission (if confirmed) or through the mail, to the Company at its principal executive office in Minnesota (Attention: Chief Financial Officer), of a written notice of exercise. Such notice must be in a form satisfactory to the Committee, must identify this Option, must specify the number of Option Shares with respect to which this Option is being exercised, and must be signed by the person or persons so exercising this Option. Such notice must be accompanied by payment in full of the total purchase price of the Option Shares purchased. If this Option is being exercised, as provided by the Plan, by any person or persons other than the Optionee, the notice must be accompanied by appropriate proof of right of such person or persons to exercise this Option. As soon as practicable after the effective exercise of this Option, the Optionee will be recorded on the books of the Company as the owner of the shares purchased, and the Company will deliver to the Optionee one or more duly issued stock certificates evidencing such ownership.

(b)            Stockholders’ Agreement. The Optionee hereby agrees that upon exercise of this Option, the Optionee (or his or her beneficiary, if applicable) shall be bound by the terms and conditions of the Stockholders’ Agreement of the Company, dated as of March 25, 2016 (as amended, the “Stockholders’ Agreement”). The rights and obligations of the Optionee with respect to Common Stock obtained upon exercise of this Option shall be governed by the terms and conditions of the Stockholders’ Agreement.

(c)            Payment. The total purchase price of the shares to be purchased upon exercise of this Option must be paid entirely in cash or cash equivalent (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion, may allow such payments to be made, in whole or in part, by: (i) tender, or attestation as to ownership, of Previously Acquired Shares; (ii) a promissory note (on terms acceptable to the Committee in its sole discretion); (iii) such other consideration as may be approved by the Committee from time to time; or (iv) a combination of such methods.

(d)            Withholding. The Company is entitled to (i) withhold and deduct from future wages of the Optionee (or from other amounts that may be due and owing to the Optionee from the Company or a Subsidiary), or make other arrangements for the collection of, an amount the Company deems necessary to satisfy its obligation to withhold federal, foreign, state or local income or other taxes attributable to this Option, including the grant or exercise of this Option or a disqualifying disposition of stock if this Option is an Incentive Stock Option; (ii) withhold cash paid or payable or shares of Common Stock from the shares issued or otherwise issuable to the Optionee in connection with this Option; or (iii) require the Optionee promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to this Option.

5.             Rights of Optionees; Transferability

(a)            Service. Nothing in the Plan or in this Agreement confers upon the Optionee any right to continue in the Service of the Company or any Subsidiary or interferes with or limits in any way the right of the Company or any Subsidiary to terminate the Service of the Optionee at any time, with or without notice and with or without cause.

(b)             Rights as a Stockholder. The Optionee or a permitted transferee of this Option will have no rights and no privileges as a stockholder of the Company unless and until this Option is duly exercised and the Optionee (or such transferee) has become the holder of record of shares of Common Stock.

(c)             Non-Transferability. Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the Plan, unless approved by the Committee in its sole discretion, no right or interest of the Optionee in this Option prior to the exercise of this Option will be assignable or transferable, or subjected to any lien, during the lifetime of the Optionee, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.

6.            Change in Control.

(a)            Treatment. Pursuant to Section 11.2 of the Plan, in connection with a Change in Control, unless provision is made in connection with the Change in Control in the sole discretion of the parties to the Change in Control for the assumption or continuation of this Option by the successor entity, this Option, whether or not vested, will be canceled and terminated and in connection with such cancellation and termination the Optionee will receive for each Option Share a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities with a fair market value (as determined by the Committee in good faith) equivalent to such cash payment) equal to the difference, if any, between the consideration received by stockholders of the Company in respect of a share of Common Stock in connection with such Change in Control and the purchase price per share under this Option, multiplied by the number of Option Shares subject to this Option that were vested at the time of cancellation; provided, however, that if such product is zero ($0) or less this Option may be canceled and terminated without payment therefor.

(b)            Stockholders’ Representative. In connection with any Change in Control, the Optionee agrees that (i) any Stockholders’ Representative appointed by the Company’s stockholders in connection with such Change in Control will, without any further authorization or other action by the Optionee, be appointed as such Optionee’s representative and attorney-in-fact in connection with such Change in Control on the same terms and to the same extent as such Stockholders’ Representative is appointed by the Company’s stockholders in connection with such Change in Control and (ii) the Optionee will execute promptly on request of the Company any documents the Company deems necessary or desirable to provide further assurance of the foregoing appointment.

7.             Securities Laws Restrictions.

(a)            General Restrictions. The Company will not be required to issue any shares of Common Stock pursuant to this Option, and the Optionee may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to this Option unless: (i) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable securities laws of a state or foreign jurisdiction or an exemption from such registration under the Securities Act and applicable state or foreign securities laws; and (ii) any other conditions set forth in Section 13.1 of the Plan are satisfied. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

(b)            Market Stand-Off Agreement. The holder of any shares of Common Stock issued pursuant to this Option may not sell, assign, transfer or otherwise dispose of, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of, any Common Stock (or other securities) of the Company held by such holder for a period of time after the effective date of certain registration statements of the Company filed under the Securities Act (other than those included in the registration), as set forth in Section 13.2 of the Plan.

8.             Miscellaneous.

(a)           Option Subject to Plan. This Option and the Option Shares granted and issued pursuant to this Agreement have been granted and issued under, and are subject to the terms of, the Plan. The terms of the Plan are incorporated by reference in this Agreement in their entirety, and the Optionee, by execution of the Grant Notice, acknowledges having received a copy of the Plan. The provisions of this Agreement will be interpreted as to be consistent with the Plan, and any ambiguities in this Agreement will be interpreted by reference to the Plan. If any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan will prevail.

(b)            Binding Effect. This Agreement will be binding upon the heirs, executors, administrators and successors of the parties to this Agreement.

(c)            Changes in Capital Structure. The Option granted under this Agreement will be subject to adjustment or substitution as provided in Section 4.3 of the Plan.

(d)            Governing Law. All rights and obligations under this Agreement will be construed in accordance with the Plan and governed by the laws of the State of Delaware, without regard to conflicts of laws provisions.

(e)            Entire Agreement. This Agreement, the Grant Notice, the Plan and the Stockholders’ Agreement set forth the entire agreement and understanding of the parties to this Agreement with respect to the grant and exercise of this Option and the administration of the Plan and supersede all prior agreements, arrangements, plans and understandings relating to the grant and exercise of this Option and the administration of the Plan.

(f)             Amendment and Waiver. Other than as provided in the Plan, this Agreement may be amended, waived, modified or canceled only by a written instrument executed by the parties to this Agreement or, in the case of a waiver, by the party waiving compliance.

(g)           Construction. Wherever possible, each provision of this Agreement will be interpreted so that it is valid under the applicable law. If any provision of this Agreement is to any extent invalid under the applicable law, such provision will still be effective to the extent it remains valid. The remainder of this Agreement also will continue to be valid, and the entire Agreement will continue to be valid in other jurisdictions.

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